Exhibit 10.10

LAST UPDATED -- 9/14/18

THE OFFER AND SALE OF THIS SECURITY INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

SIMPLE AGREEMENT FOR FUTURE TOKENS

Purchase Amount: $[ ]	Effective Date: [ ], 2018

FOR VALUE RECEIVED, Athena Bitcoin Inc., a Delaware corporation (together with any of its successors or assignees, the “Company”), hereby issues to the undersigned purchaser (together with its permitted registered assigns, the “Purchaser”), the right (the “Right”) to certain cryptographic tokens that represent an interest in the capital stock of the Company (each, a “Token”) and/or shares of the Company’s capital stock (“Equity Securities”) equal in value to the “Purchase Amount” set forth above, or such other amount as shall then equal the outstanding purchase amount hereunder, subject to the terms set forth below.

1.                  Events

(a)                Qualified Financing.

(i)                     In the event the Company consummates a Qualified Financing on or before the expiration or termination of this instrument, the Company will automatically issue to the Purchaser a number of Tokens equal to the quotient obtained by dividing (A) the Outstanding Amount by (B) the Discount Price.

(ii)                   In connection with and prior to the issuance of Tokens by the Company to the Purchaser pursuant to this Section 1(a), the Purchaser will (a) execute and deliver to the Company any and all other transaction documents related to this instrument, including but not limited to verification of accredited investor status under the applicable securities laws; and (b) provide to the Company a public cryptographic key (generated using the cryptographic algorithm specified by Company) to which the Company will allocate the Tokens issued pursuant to this Section 1(a) (the “Network Address”). The Purchaser also shall surrender this instrument, duly endorsed (or a notice to the effect that the original Agreement has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Purchaser agrees to indemnify the Company from any loss incurred by it in connection with this instrument) at the office of the Company at the closing of the Qualified Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 1(a), this instrument shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(b)               Corporate Transaction.

(i)                     If, prior to the consummation of a Qualified Financing and on or prior to the expiration or termination of this instrument, the Company consummates a Corporate Transaction, then immediately prior to the consummation of such Corporate Transaction, all or a portion of the Outstanding Amount may be converted (the “Converted Amount”), at the option of the Purchaser, into that number of fully paid and non-assessable Equity Securities determined by dividing (A) the Outstanding Amount by (B) the Conversion Price.

(ii)                   In connection with and prior to the issuance of Equity Securities by the Company to the Purchaser pursuant to Section 1(b), the Purchaser will execute and deliver to the Company any and all other transaction documents related to this instrument, including but not limited to verification of accredited investor status under the applicable securities laws, execution of a definitive purchase agreement and investor rights agreement. Before the Purchaser shall be entitled to convert this instrument into Equity Securities pursuant to this Section 1(b), the Purchaser shall surrender this instrument, duly endorsed (or a notice to the effect that the original Agreement has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Purchaser agrees to indemnify the Company from any loss incurred by it in connection with this instrument), at the office of the Company and shall give written notice to the Company at its principal corporate office of the Purchaser’s election to convert the same pursuant to Section 1(b), and shall state therein the amount of the Outstanding Amount to be converted and the name or names in which the certificate or certificates for the Equity Securities are to be issued. The Company shall, as soon as practicable thereafter (but in any case within five (5) business days after the closing of the Corporate Transaction) and to the extent applicable, issue and deliver to the Purchaser a certificate or certificates for the number of Equity Securities to which the Purchaser shall be entitled upon conversion (bearing such legends as are required by the applicable equity purchase agreement, and applicable state and federal securities laws in the opinion of counsel to the Company).

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(iii)                 If the Purchaser does not elect to convert all of the Outstanding Amount into Equity Securities, the Company will pay to the Purchaser an amount in U.S. Dollars equal to the Outstanding Amount less the Converted Amount.

(c)                Dissolution Event.

(i)                     If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Outstanding Amount, due and payable to the Purchaser immediately prior to, or concurrent with, the consummation of the Dissolution Event, subject to any rights and preferences of the holders of the Company’s capital stock, as set forth in the Company’s Certificate of Incorporation, as it may be amended from time to time. If immediately prior to the consummation of the Dissolution Event, the assets of the Company that remain legally available for distribution to the Purchaser and all holders of all other SAFTs (the “Dissolving Purchasers”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Purchasers of their respective Outstanding Amounts, then the remaining assets of the Company legally available for distribution to the Dissolving Purchasers will be distributed with equal priority and pro rata among the Dissolving Purchasers in proportion to their respective Outstanding Amounts that they would otherwise be entitled to receive pursuant to this Section 1(c). Any such distributed amounts shall be in U.S. Dollars.

(ii)                   The Purchaser acknowledges and agrees that the payment of all or any portion of the Outstanding Amount of this instrument shall rank equally without preference or priority of any kind over the other SAFTs and shall be pari passu in right of payment and in all other respects to the other SAFTs. In the event the Purchaser receives payments in excess of its pro rata share of the Company’s payments to the other holders of SAFTs, then the Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other SAFTs and shall pay such amounts held in trust to such other holders upon demand by such holders.

(d)                   Termination. This instrument will expire and terminate upon the earlier of (i) the issuance of Tokens to the Purchaser pursuant to Section 1(a); (ii) the issuance of Equity Securities in value equal to the full Outstanding Amount pursuant to Section 1(b); (iii) the payment, or setting aside for payment, of amounts due the Purchaser pursuant to Section 1(c); (iv) the failure to obtain net proceeds of more than $15,000,000 from the sale of all rights pursuant to the SAFTs on or prior to September 30, 2019 (the “Deadline Date”), and (v) the Deadline Date, if a Qualified Financing has not occurred as of such date; provided, that the Company shall have the right to extend the Deadline Date by sixty (60) days, in its sole and absolute discretion. In the event of a termination pursuant to clauses (iv) or (v) of this Section 1(d) (a “Termination”), the Purchaser will have the option to receive (A) an amount in U.S. Dollars equal to the sum of (1) the Outstanding Amount plus (2) the amount accruing on the Outstanding Amount at a rate of 7.0% per annum from the date hereof until the effective date of the Termination, based on a 365 day year and compounded on the anniversary of the date hereof (any such amount, a “Termination Payment”), or (B) an amount of preferred equity in the Company equal in value to the Outstanding Amount pursuant to the terms and conditions of an agreement approved by the Company and the holders of a majority of the aggregate Outstanding Amounts less the aggregate Termination Payment Amounts, if any, to be made to all Purchasers in connection with such termination.

2.                  Definitions

“Agreement” means this Simple Agreement for Future Tokens (and all other Simple Agreements for Future Tokens issued in exchange, transfer or replacement hereof).

“Corporate Transaction” means (a) a sale, lease, transfer or other disposition, in a single transaction or a series of related transactions, by the Company or any subsidiary of the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to the Company or one or more wholly owned subsidiaries of the Company, (b) a merger of the Company with or into another entity (if after such merger, the holders of a majority of the Company’s voting securities immediately prior to such merger do not hold a majority of the voting securities of the surviving entity) or (c) any transaction or a series of related transactions (excluding a bona fide equity financing) in which a person or group of related persons acquires from holders of the Company’s equity interests representing more than 50% of the outstanding voting power of the Company.

“Conversion Price” means the price per share of common stock of the Company on a fully- diluted and as-converted basis implied by the valuation of the Company as of the date of this instrument, as determined in good faith by the Company’s board of directors (or other equivalent governing body), based on the Company’s capitalization immediately prior to the closing of the Corporate Transaction.

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“Discount Price” means the greater of (i) 50% of the initial price per Token sold by the Company on the date of the Qualified Financing, and (ii) the price per each Token on a fully- diluted and as-converted basis implied by a $30,000,000 valuation of the Company, based on the Company’s capitalization immediately prior to the closing of the Qualified Financing.

“Dissolution Event” means (i) a voluntary termination of the operations of the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Outstanding Amount” means the Purchase Amount less the aggregate value on the date of issuance of any Tokens or Equity Securities that have been issued by the Company in satisfaction of or pursuant to this instrument.

“Qualified Financing” means the issuance (in one transaction or a series of related transactions) by the Company of Tokens following the date of this instrument from which the Company receives aggregate gross cash proceeds of not less than Fifteen Million Dollars ($15,000,000), excluding the aggregate amount of proceeds received in the same transaction or series of related transactions from the issuance of SAFTs, other agreements for future Tokens, or promissory notes convertible into Equity Securities.

“SAFT” means an agreement containing a future right to Tokens purchased by purchasers (collectively, together with the Purchaser, the “Purchasers”), similar in form and content to this instrument.

3.                      Company Representations. The Company hereby represents and warrants to the Purchaser that:

(a)                    The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)                   The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when Tokens and/or Equity Securities are to be issued to the Purchaser, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current articles of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)                    To the knowledge of the Company, the performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)                   No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals; and (ii) any qualifications or filings under applicable securities laws.

4.                      Purchaser Representations. The Purchaser hereby represents and warrants to the Company that:

(a)                    Such Purchaser has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)                   Such Purchaser has been advised that this instrument is a security and that the offers and sales of this instrument have not been registered under any country’s securities laws and, therefore, cannot be resold except in compliance with the applicable country’s laws.

(c)                    Such Purchaser is purchasing this instrument for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

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(d)                   Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Right and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

(e)                    Such Purchaser understands that the purchase of the Right involves substantial risk. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(f)                    Such Purchaser agrees to be solely responsible for maintaining the secrecy and integrity of any and all private keys, wallets and cryptographic seed associated with the Network Address, and such Purchaser understands that any loss, corruption, disclosure, or unauthorized access with respect to such private keys, wallets or cryptographic seed could result in the permanent and irrevocable theft or loss of Tokens allocated to such Network Address and for which Purchaser shall be solely responsible.

(g)                   Such Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h)                   Such Purchaser understands that the Tokens and Equity Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder. Such Purchaser understands that no public market now exists for any of the securities and that it is uncertain whether a public market will ever exist for the securities.

5.                  Procedures for Purchase of Rights and Valuation of Purchase Amount.

(a)                    The Company will accept payment for the Right purchased under this instrument in U.S. Dollars, Bitcoin and/or Ether. Purchaser shall make the required payment to the Company in consideration for Purchaser’s purchase of the Right pursuant to this instrument through the procedures set forth on Exhibit A hereof.

(b)                   For purposes of this instrument, the value of the Purchase Amount shall be deemed in U.S. Dollars whether the Purchaser pays in U.S. Dollars, Bitcoin or Ether, valued at the Applicable Exchange Rate for U.S. Dollars. The term “Applicable Exchange Rate” shall mean the buy price of U.S. Dollars on the Gemini digital currency exchange at 4:00 pm Eastern Time on business day following the day that the Company notifies the Purchaser, in writing, that the Company has accepted Purchaser’s offer to purchase the Right under this instrument.

6.                  Miscellaneous.

(a)                    This instrument sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral of written, between them. This instrument is one of a series of similar instruments entered into by the Company from time to time. Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority, in the aggregate, of the Purchase Amounts paid to the Company with respect to all SAFTs outstanding at the time of such amendment, waiver or modification; provided, however, that no such amendment, waiver or consent shall, without the Purchaser’s prior written consent, reduce the Outstanding Amount under this instrument.

(b)                   Any notice required or permitted by this instrument will be deemed sufficient when sent by email to the relevant address listed on the signature page, as may be subsequently modified by written notice received by the appropriate party, with confirmation of receipt.

(c)                    The Purchaser is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor will anything contained herein be construed to confer on the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

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(d)                   Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this instrument and/or the rights contained herein may be assigned without the Company’s consent by the Purchaser to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Purchaser, including, without limitation, any general partner, managing member, officer or director of the Purchaser, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Purchaser; and provided, further, that the Company may assign this instrument in whole, without the consent of the Purchaser, in connection with a reincorporation to change the Company’s domicile or a reorganization or restructuring of the Company. Subject to the restrictions on transfer described in this Section 6(d), the rights and obligations of the Company and the Purchaser shall be binding upon and benefit the successors, assigns, heirs and administrators and transferees of the parties.

(e)                    In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)                    All rights and obligations hereunder will be governed by the laws of Delaware, without regard to the conflicts of law provisions of such jurisdiction. The parties hereto agree that the exclusive venue for disputes between them shall be resolved by the federal and state courts located in Chicago, Illinois, and each of the parties hereto waives any objection it may have to the personal jurisdiction of or venue in such courts.

(g)               This instrument is a general unsecured obligation of the Company.

(h)                   This instrument may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)                     From time to time, the Company and the Purchaser shall execute and deliver to the other such additional documents and shall provide such additional information as the Purchaser or Company may reasonably require to carry out the terms of this instrument and any agreements executed in connection herewith.

(j)                     All amounts expressed herein without reference to a currency will be deemed to be in U.S. dollars.

(k)                   EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY TRANSACTION CONTEMPLATED BY THIS INSTRUMENT OR DISPUTES RELATING THERETO.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

ATHENA BITCOIN INC.

By: Eric Gravengaard

Chief Executive Officer

Address:

211 W. Wacker Drive Suite 900b

Chicago, Illinois 60606

Email: tokensale@athenabitcoin.com

PURCHASER:

By: _____________________________

Name: ___________________________

Address: _________________________

________________________________

________________________________

Email: ___________________________

Only if investing as an entity:

Title: ____________________________

Company: ________________________

Entity Type: _______________________

Domicile: _________________________

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Exhibit A

[Wire Instructions, BTC and ETH Addresses to be generated upon completion of this document by purchaser]

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